Exhibit 1.1

ANWORTH MORTGAGE ASSET CORPORATION

Common Stock

(par value $0.01 per share)

6.25% Series B Cumulative Convertible Preferred Stock

(par value $0.01 per share)

7.625% Series C Cumulative Redeemable Preferred Stock

(par value $0.01 per share)

AT MARKET ISSUANCE SALES AGREEMENT

August 10, 2016

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

ANWORTH MORTGAGE ASSET CORPORATION, a Maryland corporation (the “Company”), and ANWORTH MANAGEMENT LLC, a Delaware limited liability company (the “Manager”), confirm their agreement (this “Agreement”) with FBR Capital Markets & Co. (“FBR”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through FBR, shares of the Company’s (a) 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share and 7.625% Series C Cumulative Convertible Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (collectively, the “Preferred Stock”), and (b) common stock, par value $0.01 per share (the “Common Stock,” and collectively with the Preferred Stock, the “Placement Shares”); provided, however, that in no event shall the Company issue or sell through FBR such number of Placement Shares that (i) would cause the Company not to satisfy the eligibility requirements for use of Form S-3, (ii) exceeds the number of shares of either Common Stock or Preferred Stock, as applicable, registered on the effective Registration Statement and included in the Prospectus (each as defined below) pursuant to which the offerings contemplated hereunder are being made, or (iii) exceeds the number of authorized but unissued shares of the Company’s Common Stock or Preferred Stock, as applicable, (the lesser of (i), (ii) and (iii), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that FBR shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through FBR will be effected pursuant to the Registration Statement filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3, which includes a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement to the Base Prospectus specifically relating to the Placement Shares (the “Prospectus Supplement”). Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which the Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Prospectus.” The Company will furnish to FBR, for use by FBR, copies of the Prospectus. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify FBR by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from FBR set forth on Schedule 2, as such Schedule 2 may be updated from time to time with respect to the individuals of each party, by such party providing written notice to the other party of the addition or deletion of individuals of such party. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) FBR declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to FBR in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor FBR will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to FBR and FBR does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by FBR.

(a) Subject to the terms and conditions of this Agreement, FBR, for the period specified in a Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of such national securities exchange that the Company’s Common Stock and/or Preferred Stock is listed on (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. FBR will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the (i) number of Placement Shares sold on such day, (ii) the volume weighted average price at which such Placement Shares were sold, (iii) gross proceeds from such sales, (iv) compensation payable by the Company to FBR pursuant to Section 2 with respect to such sales, and (v) Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by FBR (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, FBR may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock and/or Preferred Stock, or to or through a market maker. Subject to the terms of a Placement Notice and with the Company’s prior written consent, FBR may also sell Placement Shares by any other method permitted by law and the rules and regulations of the Exchange, including, but not limited to, negotiated transactions. “Trading Day” means any day on which Common Stock and/or Preferred Stock, as applicable, are purchased and sold on the Exchange.

(b) During the term of this Agreement, neither FBR nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that FBR does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, FBR, or (iii) any market making, bidding, purchasing, stabilization or other trading activity with regard to the Common Stock and/or Preferred Stock or related derivative securities, or attempting to induce another person to do any of the foregoing, if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. During the term of this Agreement, neither FBR nor any of its affiliates or subsidiaries shall engage in any proprietary trading or trading for FBR’s (or its affiliates’ or subsidiaries’) own account.

4. Suspension of Sales. The Company or FBR may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

5. Sale and Delivery to FBR; Settlement.

(a) Sale of Placement Shares. The Company acknowledges and agrees that (i) there can be no assurance that FBR will be successful in selling Placement Shares, (ii) FBR will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by FBR to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement, and (iii) FBR shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by FBR and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by FBR for the Placement Shares, after deduction for (i) FBR’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting FBR’s or its designee’s account (provided FBR shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, FBR will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, through no fault of FBR, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, the Company will hold FBR harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable).

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing.

6. Representations and Warranties of the Company. The Company represents and warrants to FBR, as of the date hereof and as of each Applicable Time (as defined below), and agrees with FBR, that:

(a) Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement meets, and the offering and sale of the Placement Shares by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Securities Act Regulations). The Company has not received from the Commission any requests for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the sale of Placement Shares have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information with respect thereto has been complied with.

(b) Conformity with the EDGAR filing. The Prospectus delivered by the Company to FBR for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(c) Contents of Registration Statement. As of each Applicable Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) Contents of Prospectus. The Prospectus, as of its date and as of each Applicable Time will comply in all material respects with the Securities Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Placement Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rules 134 and 135 under the Securities Act or (ii) other written communications approved in advance by FBR.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and Securities Act Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act

Regulations. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the offering of any of the Placement Shares under a Placement Notice as in the reasonable opinion of counsel for FBR a prospectus relating to the Placement Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Placement Shares by FBR.

(h) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(i) Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified or licensed as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(j) Subsidiaries. The Company has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than Anworth Properties, Inc., a Maryland corporation, and Anworth Properties Services, Inc., a Delaware corporation (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated and is validly existing in good standing under the laws of the state of jurisdiction, is duly qualified to do business and is in good standing in each jurisdiction, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement and the Prospectus. Except as would not have a Material Adverse Effect, each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it. Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding equity of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each subsidiary. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. None of the Subsidiaries, individually or in the aggregate, own any assets individually or in the aggregate, that are material to the Company. None of the Subsidiaries, individually or in the aggregate, have incurred any liabilities, individually or in the aggregate that are material to the Company.

(k) Financial Information. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810-10), not disclosed in the Registration Statement and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(l) No Violation or Default. The Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its articles of incorporation or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect.

(m) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement and the Prospectus, there has not been (i) any material change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock and/or Preferred Stock of the Company due to issuance of the Placement Shares pursuant to this Agreement) or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, that has resulted in or that would reasonably be expected to result in a Material Adverse Effect to the Company taken as a whole; (ii) any transaction or agreement, not in the ordinary course of business, entered into by the Company that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company taken as a whole; (iii) any material adverse change in the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company, taken as a whole; and (iv) any material loss or interference sustained by the Company with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(n) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein, and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects.

(o) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(p) The Placement Shares. The issuance of the Placement Shares, and the issuance of the Common Stock upon conversion of the Placement Shares, have been duly and validly authorized by the Company, and the Placement Shares and the Common Stock issuable upon conversion of the Placement Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Placement Shares, except for the registration of the Placement Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (the “NYSE”) in connection with the sale of the Placement Shares by the Company through FBR.

(r) No Preferential Rights. Except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Common Stock, Preferred Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any shares of Common Stock, Preferred Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any shares of Common Stock, preferred stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise.

(s) Independent Public Accountant. RSM US LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement and Prospectus, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(t) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited be federal or state securities laws or public policy considerations in respect thereof and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(u) No Litigation. There are no actions, suits, proceedings, or, to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect.

(v) Licenses and Permits. The Company holds all licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business, except where the failure to hold such licenses, certificates and permits would not have a Material Adverse Effect. The Company owns, possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property”) necessary to entitle it to conduct its business as described in the Registration Statement and the Prospectus, and the Company has not received written notice of infringement of or conflict with asserted rights of others with respect to any intangibles which would have a Material Adverse Effect

(w) Market Capitalization. As of the close of trading on the NYSE on the Trading Day immediately prior to the date of this Agreement (i) the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the NYSE on the Trading Day immediately prior to the date of this Agreement times (y) the number of Non-Affiliate Shares).

(x) No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y) Certain Market Activities. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(z) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA).

(aa) No Reliance. The Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(bb) Taxes. The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and paid all material taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(cc) Title to Real and Personal Property. The Company has good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement or the Prospectus, or reflected in the financial statements included therein, or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement or the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(dd) Environmental Laws. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(ee) Disclosure Controls. The Company has established, maintained, and evaluated “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Office and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are believed to be effective to perform the functions for which they were established. The Company’s auditors have been advised of (i) any significant deficiencies and material weaknesses known to management in the design or operation of internal controls over financial reporting that are reasonable likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, known to management that involves management or other employees who have a role in the Company’s internal controls over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) REIT Status. The Company is, and if operated in the manner described in the Prospectus shall remain, qualified as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and intends to operate in a manner so as to continue to remain so qualified.

(gg) FCPA. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate of the Company, or any officer or employee of Anworth Management LLC, a Delaware limited liability company (the “Manager”), is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Compliance with Governmental Rules. The Company is in compliance in all material respects with all governmental rules and regulations necessary to conduct the business now operated by it and has not received any notice of changes in existing governmental rules or regulations that, if modified adversely to the Company, would have a Material Adverse Effect

(ii) Sarbanes-Oxley. There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any effective applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(jj) Operations. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(kk) OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate of the Company, or any officer or employee of the Manager is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(mm) Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(nn) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Placement Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(pp) ERISA. The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except to the extent that any such non-compliance would not have a Material Adverse Effect.

(qq) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, and (ii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(rr) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believe are adequate for the conduct of its properties and as is customary for companies engaged in similar businesses in similar industries.

(tt) No Improper Practices. (i) Neither the Company, nor to the Company’s knowledge, any of its executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge any affiliate, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any affiliate, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; and (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its officers or directors or any of the members of the families of any of them.

(uu) FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(vv) No Misstatement or Omission. The Incorporated Documents and each Issuer Free Writing Prospectus as of the Time of Sale, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning FBR and furnished by FBR to the Company expressly for use in the Issuer Free Writing Prospectus.

(ww) No Conflicts. The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the articles of incorporation or by-laws of the Company, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company, except in the case of clause (i)(B) and this clause (ii) for such conflicts, breaches, defaults, liens, charges, claims or encumbrances which would not have a Material Adverse Effect.

(xx) Articles Supplementary. The execution and filing of Articles Supplementary relating to each class of the Preferred Stock have been duly authorized by the Company and the Articles Supplementary relating to each class of the Preferred Stock have been executed in accordance with the Maryland General Corporation Law and have been filed with the Maryland State Department of Assessments and Taxation.

(yy) Stock Transfer Taxes. On each Applicable Time, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Any certificate signed by an officer of the Company and delivered to FBR or to counsel for FBR pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to FBR as to the matters set forth therein.

6A. Representations and Warranties of the Manager. The Manager represents and warrants to FBR, as of the date hereof and as of each Applicable Time, and agrees with FBR, that:

(a) Certain Information. The information specifically relating to the Manager included in the Registration Statement and the Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its capital investment policy or investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

(b) Good Standing of the Manager. The Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, dated as of December 31, 2011 (the “Management Agreement”), between the Company and the Manager; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(c) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(d) Absence of Defaults and Conflicts. The Manager is not in violation of its limited liability company agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the agreements or instruments to which it is bound or by which it may be bound, or which any of its property or assets is subject, except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement and the Prospectus; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any material agreement to which it is a party (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement and the Prospectus), (b) do not and will not result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager, and (c) do not or will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations (except in the case of this clause (c) for such violations that would not result in a Material Adverse Effect).

(e) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or state securities laws of the rules of FINRA or as are described in the Registration Statement and the Prospectus.

(f) Possession of Licenses and Permits. Except as specifically disclosed in the Registration Statement and the Prospectus, the Manager possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the Manager to perform its duties set forth in the Management Agreement (“Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(g) Absence of Proceedings. Except as specifically disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(h) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any of its executive officers plans to terminate his or her employment with the Manager. None of the Manager or any executive officer of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement and the Prospectus.

(i) Internal Controls. The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization, and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(j) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or the rules and regulations thereunder, from performing the duties set forth in the Management Agreement and disclosed in the Registration Statement and the Prospectus.

Any certificate signed by an officer of the Manager and delivered to FBR or to counsel for FBR pursuant to this Agreement shall be deemed to be a representation and warranty by the Manager to FBR as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with FBR that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by FBR under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify FBR promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon FBR’s request, any amendments or supplements to the Registration Statement or Prospectus that, in FBR’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by FBR (provided, however, that the failure of FBR to make such request shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy FBR shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to FBR within a reasonable period of time before the filing and FBR has not reasonably objected thereto (provided, however, that (A) the failure of FBR to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide FBR with any advance copy of such filing or to provide FBR with the opportunity to object to such filing if such filing does not name FBR or does not relate to the transactions contemplated by this Agreement; provided, further, that the only remedy FBR shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to FBR at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR.

(b) Notice of Commission Stop Orders. The Company will advise FBR, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise FBR promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify FBR promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify FBR to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, that, notwithstanding the foregoing, the Company may elect to delay any such amendment or supplement if, in the Company’s judgment, it is in the best interest of the Company to do so.

(d) Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as FBR reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to FBR and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as FBR may from time to time reasonably request and, at FBR’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to FBR to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the Company’s interim fiscal quarter, and not later than 90 days after the end of the Company’s fiscal year, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus under the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of FBR, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock or Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock or Preferred Stock, warrants or any rights to purchase or acquire, Common Stock or Preferred Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to FBR hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a

Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock or Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock or Preferred Stock, warrants or any rights to purchase or acquire, Common Stock or Preferred Stock prior to the termination of this Agreement; provided, however, that such restrictions will not apply to the Company’s issuance or sale of (i) Common Stock or Preferred Stock, options to purchase Common Stock or Preferred Stock or Common Stock or Preferred Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock or Preferred Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Common Stock or Preferred Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to FBR and (iii) Common Stock or Preferred Stock, or securities convertible into or exercisable for Common Stock or Preferred Stock, offered and sold in a privately negotiated transaction to vendors, customers, consultants, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of the Placement Shares hereby.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise FBR promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to FBR pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by FBR or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location as may be mutually agreed upon by the parties, as FBR may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through FBR, the Net Proceeds to the Company and the compensation payable by the Company to FBR with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by effecting a filing in accordance with the Exchange Act with respect to such information, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. Each time during the term of this Agreement the Company (each date of filing of one or more of the documents referred to in clauses (i) through (iv) below shall be a “Representation Date”):

(i) Amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

the Company and the Manager shall furnish FBR (but in the case of clause (iv) above only if FBR reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(l)(1) and Exhibit 7(l)(2), respectively. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide FBR with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or FBR sells any Placement Shares, the Company and the Manager shall provide FBR with a certificate, in the form attached hereto as Exhibit 7(l)(1) and Exhibit 7(l)(2), respectively, dated the date of the Placement Notice.

(m) Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to FBR (i) a written opinion of Greenberg Traurig, LLP (“Company Counsel”) as to corporate and securities matters, including negative assurance, dated as of the date such opinion is delivered, (ii) a written opinion of Company Counsel as to tax matters, dated as of the date such opinion is delivered, and (iii) a written opinion of Company Counsel as to Maryland corporate matters, dated as of the date such opinion is delivered, in each case, in form and substance reasonably satisfactory to FBR. Within five Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l)(1) for which no waiver is applicable, the Company shall cause to be furnished to FBR the written opinions of Company Counsel in substantially the foregoing forms; provided, however, that in lieu of such opinion, Company Counsel may furnish to FBR a letter (a “Reliance Letter”) substantially to the effect that FBR may rely on such applicable prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented); provided, further, however, that with respect to a Representation Date relating to Section 7(l)(iii), the Company shall not be required to cause to be furnished to FBR the written opinion or Reliance Letter of Company Counsel described in the foregoing clause (ii) of this Section 7(m).

(n) Comfort Letter. On or prior to the date of the first Placement Notice given hereunder, and thereafter within five (5) Trading Days of each Representation Date (other than pursuant to Section 7(l)(iii)) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l)(1) for which no waiver is applicable, the Company shall cause its independent accountants to furnish FBR letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that FBR may request that the Company cause a Comfort Letter to be furnished to FBR within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to FBR, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or Preferred Stock or (ii) sell, bid for, or purchase Common Stock or Preferred Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than FBR.

(p) Investment Company Act. The Company will conduct its affairs in such a manner so that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and FBR in its capacity as agent hereunder, neither FBR nor the Company (including its agents and representatives, other than FBR in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of FBR. FBR represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required. FBR shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required, during the term of this Agreement. FBR will comply with all applicable laws and regulations in connection with the Placement Shares, including but not limited to Regulation M.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as FBR shall deem necessary, (ii) the printing and delivery to FBR of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to FBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to FBR, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Placement Shares, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10. Conditions to FBR’s Obligations. The obligations of FBR hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Manager herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by FBR in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. FBR shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in FBR’s reasonable opinion is material, or omits to state a fact that in FBR’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of FBR (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Representation Certificate. FBR shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(f) Legal Opinion. FBR shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such documents are required pursuant to Section 7(m).

(g) Comfort Letter. FBR shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

(h) No Suspension. Trading in the Common Stock or Preferred Stock shall not have been suspended on the Exchange, and the Common Stock or Preferred Stock shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to FBR such appropriate further information, certificates and documents as FBR may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish FBR with such conformed copies of such opinions, certificates, letters and other documents as FBR shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit FBR to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless FBR, its partners, members, directors, officers, employees and agents and each person, if any, who controls, is under common control with or is controlled by, FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) to the extent that any such expense is not paid under clause (i) of this Section 11(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative; and

(iii) to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 11(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by FBR expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) FBR Indemnification. FBR agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to FBR and furnished to the Company in writing by FBR expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under Section 11(c)(1), Section 11(c)(2), Section 11(c)(3) or Section 11(c)(4), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or FBR, the Company and FBR will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than FBR, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and FBR may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR on the other hand. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by FBR (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and FBR, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or FBR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and FBR agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), FBR shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of FBR, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of FBR, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

(a) FBR may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development has occurred that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of FBR, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FBR, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Common Stock or Preferred Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If FBR elects to terminate this Agreement as provided in this Section 13(a), FBR shall provide the required notice as specified in Section 14 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) FBR shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through FBR on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), Section (b), Section (c), or Section (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to FBR for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by FBR under this Agreement.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by FBR or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to FBR, shall be delivered to:

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Attention: Legal Department

Email: atmdesk@fbr.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Boulevard, Suite 1800

Newark, New Jersey 07102

Attention: Dean M. Colucci

Email: DMColucci@duanemorris.com

Facsimile No.: (973) 556-1406

and if to the Company, shall be delivered to:

Anworth Mortgage Asset Corporation

1299 Ocean Avenue

Second Floor

Santa Monica, California 90401

Attn: Lloyd McAdams

Email: LMcAdams@pacificincome.com

Facsimile No.: (310) 255-4566

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Attn: Mark J. Kelson

Email: kelsonm@gtlaw.com

Facsimile No.: (310) 586-0556

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and FBR and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and FBR. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. FBR may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of FBR and FBR represents, warrants and agrees that, unless it obtains the prior consent of the Company it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by FBR or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) FBR is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and FBR, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not FBR has advised or is advising the Company on other matters, and FBR has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) FBR has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that FBR and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and FBR has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against FBR for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that FBR shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of FBR’s obligations under this Agreement and to keep information provided by the Company to FBR and FBR’s counsel confidential to the extent not otherwise publicly-available.

25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by FBR outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding among the Company, the Manager and FBR, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Manager and FBR.

Very truly yours,

ANWORTH MORTAGE ASSET CORPORATION

By:	/s/ Lloyd McAdams
	Name:	Lloyd McAdams
	Title:	Chief Executive Officer

ANWORTH MANAGEMENT LLC

By:	/s/ Lloyd McAdams
	Name:	Lloyd McAdams
	Title:	Manager

ACCEPTED as of the date first-above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head Investment Banking

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Anworth Mortgage Asset Corporation

To:	FBR Capital Markets & Co.

Attention:	Patrice McNicoll

Subject:	At Market Issuance – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement, dated August 10, 2016, among Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), Anworth Management LLC, a Delaware limited liability company, and FBR Capital Markets & Co. (“FBR”), the Company hereby requests that FBR sell up to                 shares of the Company’s / [Common Stock] / [6.25% Series B Cumulative Convertible Preferred Stock] / [7.625% Series C Cumulative Redeemable Preferred Stock], par value $0.01 per share, at a minimum market price of $         per share, during the time period beginning on [month, day, time] and ending on [month, day, time].

SCHEDULE 3

Compensation

The Company shall pay to FBR in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 2.5% of the gross proceeds from sales of Placement Shares.

EXHIBIT 7(l)(1)

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement, dated August 10, 2016 (the “Agreement”), among Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), Anworth Management LLC, a Delaware limited liability company (the “Manager”), and FBR Capital Markets & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonably inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1. As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make this paragraph 1 to be true.

2. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

3. Except as waived by FBR in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

Exhibit 7(l)(1)-1

The undersigned has executed this Certificate as of the date first written above.

ANWORTH MORTGAGE ASSET CORPORATION

By:

Name:

Title:

Exhibit 7(l)(1)-2

EXHIBIT 7(l)(2)

Form of Representation Date Certificate of the Manager

This Representation Date Certificate (this “Certificate”) is executed and delivered pursuant to Section 7(l) of the At Market Issuance Sales Agreement, dated August 10, 2016 (the “Agreement”), among Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), Anworth Management LLC, a Delaware limited liability company (the “Manager”), and FBR Capital Markets & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Manager, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Manager to execute this certificate on behalf of the Manager, hereby certifies as follows:

1. Each of the representations and warranties of the Manager contained in the Agreement were true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date, are true and correct in all material respects as of the date of this Certificate.

2. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, there has been no Material Adverse Effect.

The undersigned has executed this Certificate as of the date first written above.

ANWORTH MANAGEMENT LLC

By:

Name:

Title:

Date: